Exhibit 4.2

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

5.25% Convertible Promissory Note

OPTMED DIR BN NO.: BN-___

Issuance Date: See Exhibit B

FOR VALUE RECEIVED, Optmed, Inc., a Delaware corporation (the “Company”) with its principal executive office at 601 Lexington Avenue (51st Floor), New York, NY 10022, promises to pay to the order of ___________ (the “Payee” or the “Holder”) with its address for notice purposes under this convertible promissory note (this “Note”), at ______________________, or registered assigns, the aggregate principal amount as stated in Exhibit B hereto (the “Principal Amount”) on the earlier to occur of (i) March 1, 2016, and (ii) upon the closing of any debt and/or equity offering (a “Qualified Offering”) by the Company and the receipt in such Qualified Offering by the Company of no less than $5,000,000 of gross proceeds (the first to occur of (i) and (ii) shall hereinafter be referred to as the “Maturity Date”). The Principal Amount is payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 1 hereof.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined below), to pay to the holder of this Note, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note is convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”) as provided elsewhere herein.

1. Computation of Interest.

a. Base Interest Rate. Subject to Section 1B below, the outstanding Principal Amount shall bear interest at the rate of five and one-quarter percent (5.25%) per annum based upon a 360 day year. All interest on this Note shall accrue and be payable on the Maturity Date or as otherwise expressly provided in this Note.

B. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

2. Conversion

A. Conversion. At any time and from time to time after the Issuance Date, at the request of the Holder (the “Conversion Election”), this Note shall be convertible, in whole or in part (subject to the conversion limitations set forth elsewhere herein), into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as is determined by dividing (i) the sum of the Principal Amount, accrued but unpaid interest and all other amounts due hereunder sought to be converted by the Holder in a Conversion Election by (ii) $0.60 (the “Conversion Price”). The Holder shall effect a Conversion Election by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a “Notice of Conversion”), specifying therein the Principal Amount, accrued but unpaid interest, and all other amounts due hereunder, to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed received by the Company. To effect a Conversion Election hereunder, the Holder shall not be required to physically surrender this Note to the Company. Conversions hereunder shall have the effect of lowering the amount due hereunder on a dollar for dollar basis as follows: first to all amounts due hereunder other than the Principal Amount and accrued interest, then to accrued interest and then to the Principal Amount. The Company shall maintain records showing the Principal Amount, accrued interest and other amounts due hereunder converted and the dates of such conversions. The Company shall deliver any objection to any Notice of Conversion within two (2) business days of receipt of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof.

B. Fractional Shares. No fractional shares of shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay in cash any remainder resulting from after the number of whole shares of Common Stock is determined as a result of any conversion. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share of Common Stock, one whole share of Common Stock.

C. Adjustments upon Changes in Capitalization. In the event of changes in the number of outstanding shares of Common Stock by reason of a reverse or forward split of the Common Stock or reorganization of the Company, the Conversion Shares subject to the Note and Conversion Price shall be correspondingly adjusted.

D. No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any other rights as a stockholder of the Company.

3. Covenants of Company

a. Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3a:

(i) Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested;

(ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

(iii) Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv) Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents; and

(v) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

(a) the occurrence of any Event of Default (as defined below) or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

(b) the delivery of any notice effecting the acceleration of any indebtedness in excess of $250,000.

B. Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3B:

(i) Investments. The Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000.

(ii) Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

4. Events of Default

A. The term “Event of Default” shall mean any of the events set forth in this Section 4A:

(i) Non-Payment of Obligations. The Company shall default in the payment of all or any part of the Principle Amount and/or accrued but unpaid interest of this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

(ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for ten (10) days after the Company becomes aware thereof.

(iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3B and such default shall continue for ten (10) days after the Company becomes aware thereof.

(iv) Bankruptcy, Insolvency, etc. The Company shall:

(a) admit in writing its inability to pay its debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

(v) Cross-Default. The Company shall default in the payment when due of any amount payable under any other obligation of the Company for money borrowed in excess of $500,000.

(vi) Cross-Acceleration. Any senior debt or any other indebtedness of the Company in an aggregate Principal Amount exceeding $500,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof.

B. Action if Bankruptcy. If any Event of Default described in clauses (iv)(a) through (e) of Section 4A shall occur, the outstanding Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (d) of Section 4A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of the Note, together with interest accrued thereon, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

5. Miscellaneous.

A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

B. Governing Law. All legal proceedings concerning and/or arising out of this Note, enforcement and interpretation of this Note shall be governed solely and exclusively by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. The Company expressly and irrevocably agrees that all legal proceedings concerning and/or arising out of this Note shall be commenced exclusively in the state and/or federal courts sitting in the State, City, and County of New York (the “New York Courts”). The Company expressly and irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or arising out of or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably and expressly waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Company hereby expressly and irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. In any action brought by the Company concerning and/or arising directly and/or indirectly out of this Note, the prevailing party shall be entitled to recover all of its legal fees and expenses incurred by it with respect to any such legal action.

C. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

OPTMED, INC

By:
Name:
Title:

EXHIBIT A

FORM OF NOTICE OF CONVERSION INTO SHARES OF COMMON STOCK

(To be Executed by the Holder in order to Convert the Note into shares of Common Stock)

The undersigned hereby irrevocably elects to convert (i) $_____ aggregate Principal Amount, and (ii) $_____ accrued interest, and $_____ of other amounts due pursuant to the Note into shares of Common Stock of OptMed Inc. (the “Company”) in accordance with the Note, as of the date written below.

Date of Conversion:________________________________________________________________________________

Applicable Conversion Price:_________________________________________________________________________

Number of Conversion Shares to be Received: ____________________________________________________________

Signature:________________________________________________________________________________________

Print Name:_______________________________________________________________________________________

Address:________________________________________________________________________________________

Exhibit B

Holder: ________________

DATE	PRINCIPAL AMOUNT	AGGREGATE PRINCIPAL AMOUNT AS OF DATE

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